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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-52893), Form S-4 (333-69275) and Forms S-8 (File Nos. 333-65473, 333-15085, 33-95118 and 33-92588) of CD Radio Inc. and
subsidiary of our report dated February 5, 1999 relating to the financial statements and our report dated February 5, 1999 relating to the financial statement schedule, which appear in this Annual Report on Form 10-K.

New York, New York
March 30, 1999

                                               PricewaterhouseCoopers LLP

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